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                                                                    EXHIBIT 21.1

                           GTECH HOLDINGS CORPORATION
                                  SUBSIDIARIES

Dreamport, Inc. (Delaware) (formerly GTECH Gaming Sub 1)

Dreamport Suffolk Corporation (Delaware) (formerly GTECH Suffolk Corporation

Environmental Paper Products, Inc. (RI)

GameScape, Inc. (RI)

Gaming Systems Corporation (Delaware)

Gana De Mexico S.A. de C.V.

GRYTEK Co. Ltd. (Poland)

GTECH Corporation (Delaware)

GTECH Argentina S.A. (Argentina)

GTECH Asia Corporation (Delaware)

GTECH Australasia Corporation (Delaware)

GTECH Canada Computer Systems Corporation (Canada)

GTECH Computer Systems Sdn Bhd (Malaysia)

GTECH Corporation (Utah)

GTECH Corporation Chile, S.A. (Chile)

GTECH Czechoslovakia Corporation (Delaware)

GTECH De Mexico S.A. de C.V. (Mexico)

GTECH Eesti A.S. (Estonia)

GTECH Espana Corporation (Delaware)

GTECH Europe S.A. (Belgium)

GTECH Export Corporation (United States Virgin Islands)

GTECH Far East Pte Ltd (Singapore)

GTECH Foreign Holdings Corporation (Delaware)

GTECH Gaming Subsidiary 2 Corporation (Delaware)

GTECH Gmbh (Germany)


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GTECH Ireland Corporation (Delaware)




                                GTECH CORPORATION
                                  SUBSIDIARIES
                                      - 2 -

GTECH Italy Corporation (Delaware)

GTECH Latin America Corporation (Delaware)

GTECH LIT Corporation (Lithuania)

GTECH Lithuania Corporation (Delaware)

GTECH Management P.I. Corporation (Delaware)

GTECH Nevada Corporation (Delaware)

GTECH Northern Europe Corporation (Delaware)

GTECH Offshore Services Limited (Jersey, Channel Islands)

GTECH South Africa Corporation (Delaware)

GTECH Sweden Corporation (Delaware)

GTECH Taiwan Corporation (Delaware)

GTECH Texas Corporation (Delaware)

GTECH U.K. Limited (U.K.)

GTECH U.K. Corporation (Delaware)

GTECH Worldserv, Inc.  (Delaware)

GTECH Worldserv International, Inc. (Delaware)

GTECH Worldwide Services Corporation (Delaware)

Innovative Environmental Technologies, Inc.  (Delaware)

LAC Corporation (Rhode Island)

Loteria Asociada S.A. (Argentina)

Oy GTECH Finland Ab. (Finland)


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Racimac Information Brasiliera (Brazil)


                                GTECH CORPORATION
                                  SUBSIDIARIES
                                      - 3 -

Technology Risk Management Services, Inc.

Technology Travel Corporation (Delaware

Transaction Strategies Inc. (Delaware)

Transactive Corporation (Delaware)
(formerly GTECH Administrative Services Corp.)

Via Video Corporation (Delaware)

VideoSite, Incorporated (Delaware) (formerly VideoFax Company)

Watson Land Company (Rhode Island)


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                          GTECH CORPORATION AFFILIATES

West Greenwich Technology Associates, L.P. (limited partnership)

Lottery Technology Enterprises (D.C.) (joint venture)

Pro-Olimpic S.R.L. (Romania) (joint venture)

GTECH do Brazil Commercial Ltda (Brazil) ("Limitada")

BTN Telecommunicados Ltda (Brazil) ("Limitada")

Gaming Entertainment, L.L.C.

Gaming Entertainment (DE)

Gaming Entertainment (MI)

Gaming Entertainment (CA)

IGDreamport, L.L.C.

Retama Park Associates, Inc.

Sterling Suffolk Racecourse, LLC


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